UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 20, 2009

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In light of challenging economic conditions, Veeco implemented certain cost reduction initiatives in the fourth quarter of 2008 and in early 2009.  These initiatives included the suspension of the management profit sharing plan for the first half of 2009 and the elimination of a significant portion of the 2009 management bonus plan.  These actions had the effect of substantially reducing the amount of incentive compensation potentially available to participants under Veeco’s management bonus plan for 2009.

In a press release issued on July 27, 2009, Veeco reported that its outlook for the remainder of 2009 looked better than it had a quarter earlier, primarily due to the strong demand from the LED industry for Veeco’s MOCVD equipment.  Veeco also reported that it expected to return to EBITA profitability in the third quarter.

In order to provide incentives for employees to meet the MOCVD production ramp and other EBITA improvement initiatives, and to restore the bonus opportunity eliminated earlier in the year, on August 20, 2009, the Compensation Committee of Veeco’s Board of Directors approved a supplemental profit sharing plan based on business unit EBITA (earnings before interest, income taxes and amortization excluding certain items) for the second half of 2009.  Under the plan, a supplemental profit sharing pool would be established for each business unit and for group and corporate employees based on the weighted average results for the relevant business units.  The supplemental profit sharing pool would be funded by second half 2009 EBITA based on EBITA as a percentage of revenue (after first taking into account the cost of the supplemental profit sharing bonus) as follows:

EBITA as a % of Revenue	Supplemental Profit Sharing Pool % of EBITA
Less than 5%	0%
5% but less than 10%	2%
10% but less than 15%	4%
15% but less than 20%	6%
EBITA % 20%+	8%

The supplemental profit sharing plan covers all participants in Veeco’s management bonus plan, including the CEO, CFO and the other “named executive officers” listed in Veeco’s Proxy Statement filed with the Securities and Exchange Commission on April 3, 2009.   The supplemental profit sharing plan is intended to provide incentives for participants comparable to the incentives provided by the original management bonus plan.  Supplemental profit sharing awards will be distributed in proportion to each individual’s target bonus, which for Messrs. Peeler, Rein, Munch, Oates and Kiernan are 100%, 70%, 60%, 60% and 50%, respectively, of such executive’s base salary.  The supplemental profit sharing awards, if earned, would be paid in the first quarter of 2010 but will be subject to recovery (“claw back”) in the event the recipient voluntarily terminates his or her employment with Veeco or is terminated for cause on or before December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25, 2009	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins

Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel